Exhibit 10.1

EXECUTION VERSION

INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT

BETWEEN

CCS IX PORTFOLIO HOLDINGS, LLC

AND

CRESCENT CAPITAL GROUP LP

This Investment Advisory and Management Agreement (this “Agreement”), dated as of December 31, 2024, is made by and between CCS IX PORTFOLIO HOLDINGS, LLC, a Delaware limited liability company (the “Company”), and CRESCENT CAPITAL GROUP LP, a Delaware limited partnership (the “Advisor”).

WHEREAS, the Company operates as a closed-end, non-diversified management investment company;

WHEREAS, the Company has filed an election to be treated as a business development company under the Investment Company Act of 1940, as amended (the “Investment Company Act”);

WHEREAS, the Advisor is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Investment Advisers Act”);

WHEREAS, the Company desires to retain the Advisor to furnish investment advisory services to the Company on the terms and conditions hereinafter set forth, and the Advisor wishes to be retained to provide such services.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. Duties of the Advisor.

(a) The Company hereby appoints the Advisor to act as the investment adviser to the Company and to manage the investment and reinvestment of the assets of the Company, subject to the supervision of the board of directors of the Company (the “Board of Directors”), for the period and upon the terms herein set forth, in accordance with (i) the investment objective, policies and restrictions that are determined by the Board of Directors from time to time and disclosed to the Advisor, which objectives, policies and restrictions, as of the Effective Date, shall be those set forth in the Company’s filings with the Securities and Exchange Commission (the “SEC”), (ii) the Investment Company Act, the Investment Advisers Act and all other applicable federal and state law and (iii) the Company’s limited liability company operating agreement as in effect from time to time (the “LLC Agreement”). Without limiting the generality of the foregoing, the Advisor shall, during the term and subject to the provisions of this Agreement, (i) determine the composition of the portfolio of the Company, the nature and timing of the changes therein and the manner of implementing such changes; (ii) identify, evaluate and negotiate the structure of the investments made by the Company (including performing due diligence on prospective portfolio companies); (iii) execute, close, service and monitor the Company’s investments; (iv) determine the securities and other assets that the Company will purchase, retain or sell; and (v) provide the Company with such other investment advisory, research and related services as the Company may, from time to time, reasonably require for the investment of its funds and the disposition of such investments.

(b) The Advisor has a fiduciary responsibility and duty to the Company for the safekeeping and use of all the funds and assets of the Company, whether or not in the Advisor’s immediate possession or control. The Advisor shall not employ, or permit another to employ, such funds or assets except for the exclusive benefit of the Company. The Advisor shall not contract away any fiduciary obligation owed by the Advisor to the Company’s members under applicable law.

(c) To facilitate the Advisor’s performance of these undertakings, but subject to the restrictions contained herein, the Company hereby delegates to the Advisor, and the Advisor hereby accepts, the power and authority on behalf of the Company to effectuate its investment decisions for the Company, including the execution and delivery of all documents relating to the Company’s investments and the placing of orders for other purchase or sale transactions on behalf of the Company. If the Company determines to incur debt financing or to refinance existing debt financing, the Advisor shall arrange for such financing on the Company’s behalf, subject to the oversight and approval of the Board of Directors. If it is necessary or advisable for the Advisor to make investments on behalf of the Company, or establish financing or similar arrangements, through a subsidiary or special purpose vehicle, the Advisor shall have authority to create or arrange for the creation of such subsidiary or special purpose vehicle and to make such investments or establish such arrangements through such subsidiary or special purpose vehicle in accordance with the Investment Company Act.

(d) The Advisor hereby accepts such appointment and agrees during the term hereof to render the services described herein for the compensation provided herein.

(e) Subject to the requirements of the Investment Company Act, and any applicable guidance, interpretation or relief of the SEC or its staff, the Advisor is hereby authorized, but not required, to enter into one or more sub-advisory agreements with other investment advisers (each, a “Sub-Advisor”) pursuant to which the Advisor may obtain the services of the Sub-Advisor(s) to assist the Advisor in fulfilling its responsibilities hereunder. Specifically, the Advisor may retain a Sub-Advisor to recommend specific securities or other investments based upon the Company’s investment objective and policies, and work, along with the Advisor, in sourcing, structuring, negotiating, arranging or effecting the acquisition or disposition of such investments and monitoring investments on behalf of the Company, subject in all cases to the oversight of the Advisor and the Company. The Advisor, and not the Company, shall be responsible for any compensation payable to any Sub-Advisor. Any sub-advisory agreement entered into by the Advisor shall be in accordance with the requirements of the Investment Company Act, the Investment Advisers Act, any applicable guidance, interpretation or relief of the SEC or its staff, and other applicable federal and state law. Nothing in this subsection (e) will obligate the Advisor to pay any expenses that are the expenses of the Company under Section 2 hereof.

(f) The Advisor, and any Sub-Advisor, shall for all purposes herein provided each be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Company in any way or otherwise be deemed an agent of the Company.

(g) The Advisor shall keep and preserve, in the manner and for the period required under the Investment Company Act, any books and records relevant to the provision of its investment advisory services to the Company, shall specifically maintain all books and records with respect to the Company’s portfolio transactions and shall render to the Board of Directors such periodic and special reports as the Board of Directors may reasonably request. The Advisor agrees that all records that it maintains for the Company are the property of the Company and shall surrender promptly to the Company any such records upon the Company’s request, provided that the Advisor may retain a copy of such records.

2. Company’s Responsibilities and Expenses Payable by the Company.

(a) All investment professionals of the Advisor and their respective staffs, when and to the extent engaged in providing investment advisory and management services hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Advisor and not by the Company. Except as set forth in the prior sentence, the Company will bear all costs and expenses that are incurred in its operations and transactions, including, without limitation, those relating to: (i) “organization and offering expenses” of the Company associated with offerings of the Company’s equity securities, as provided for in Conduct Rule 2310(a)(12) of the Financial Industrial Regulatory Authority; (ii) calculating the Company’s net asset value (including the cost and expenses of any independent valuation firms or pricing services); (iii) fees and expenses, including travel expenses, incurred by the Advisor or payable to third parties, including agents, consultants or other advisors, in performing due diligence on prospective portfolio companies, monitoring the Company’s investments (including the cost of consultants hired to develop technology systems designed to monitor the Company’s investments) and, if necessary, enforcing the Company’s rights; (iv) costs and expenses related to the formation and maintenance of entities or special purpose vehicles to hold assets for tax, financing or other purposes; (v) expenses related to consummated and unconsummated portfolio investments, including, without limitation any reverse termination fees and any liquidated damages, commitment fees that become payable in connection with any proposed investment that is not ultimately made, forfeited deposits or similar payments, including expenses relating to unconsummated investments that may have been attributable to co-investors had such investments been consummated; (vi) debt servicing (including interest, fees and expenses related to the Company’s indebtedness) and other costs arising out of borrowings, leverage, guarantees or other financing arrangements, including, but not limited to, the arrangements thereof; (vii) offerings of the Company’s common units (“Common Units”) and the Company’s other securities; (viii) costs of effecting sales and repurchases of the Company’s Common Units and other securities, if any; (ix) the Base Management Fee (as defined below); (x) dividends and other distributions on the Company’s Common Units; (xi) administration fees and/or expenses payable to CCAP Administration LLC or any successor thereto (the “Administrator”) under the Administration Agreement dated as of December 31, 2024 or any successor agreement (the “Administration Agreement”); (xii) fees payable, if any, under any distribution manager, intermediary manager or selected intermediary agreements; (xiii) fees and expenses incurred in connection with the services of representatives, depositories, paying agents, transfer agents, escrow agents, dividend agents, trustees, rating agencies and custodians; (xiv) the allocated costs incurred by the Administrator in providing managerial assistance to those portfolio companies that request it; (xv) other expenses incurred by the Advisor, the Administrator, any Sub-Administrator (as defined in the Administration Agreement) or the Company in connection with administering its business, including payments made to third-party providers of goods or services and payments to the Administrator that will be based upon the Company’s allocable portion of the Administrator’s overhead; (xvi) amounts payable to third parties, including representatives, depositories, paying agents, agents, consultants or other advisors, relating to, or associated with, evaluating, making and disposing of investments (excluding payments to third-party vendors for financial information services and costs associated with meeting potential sponsors); (xvii) fees and expenses associated with marketing efforts associated with the offer and sale of the Company’s securities (including attendance at investment conferences and similar events); (xviii) brokerage fees and commissions; (xix) non-U.S., federal, state and local registration fees; (xx) all costs of registration and qualifying the Company’s securities pursuant to the rules and regulations of the SEC or any other regulatory authority, including those contemplated by the AIFM Directive or any national private placement regime in any jurisdiction; (xxi) federal, state and local taxes; (xxii) independent director fees and expenses; (xxiii) costs associated with the Company’s reporting and compliance obligations under the Investment Company Act, applicable U.S. federal and state securities laws, including compliance with the Sarbanes-Oxley Act of 2022, as amended (the “Sarbanes-Oxley Act”), and the AIFM Directive or any national private placement regime in any jurisdiction (including any reporting required in connection with Annex IV of the AIFM Directive); (xxiv) costs of preparing and filing reports or other documents required by governmental bodies (including the SEC) and any agency administering the securities laws of a state, and the compensation of professionals responsible for the foregoing; (xxv) costs associated with individual or group members, including the costs of any reports, proxy statements or other notices to the Company’s members, including printing costs and the costs of investor relations personnel responsible for the foregoing and related matters; (xxvi) costs of holding Board of Directors meetings and meetings of members, and the compensation of professionals responsible for the foregoing; (xxvii) the Company’s fidelity bond; (xxviii) outside legal expenses; (xxix) accounting expenses (including costs and fees of the Company’s independent accounting firm and fees, disbursements and expenses related to the audit of the Company and the preparation of the Company’s tax information); (xxx) directors and officers/errors and omissions liability insurance, and any other insurance premiums; (xxxi) costs incurred in connection with any claim, litigation, arbitration, mediation, government investigation or dispute, and indemnification and other non-recurring or extraordinary expenses; (xxxii) direct costs and expenses of administration and operation, including printing, mailing, long distance telephone, cellular phone and data service, copying, secretarial and other staff, audit and legal costs; (xxxiii) dues, fees and charges of any trade association of which the Company is a member; (xxxiv) costs of hedging, including the use of derivatives by the Company; (xxxv) costs associated with investor relations efforts; (xxxvi) proxy voting expenses; (xxxvii) costs of information technology and related costs, including costs related to software, hardware and other technological systems (including specialty and custom software); (xxxviii) fees, costs and expenses of winding up and liquidating the Company’s assets; (xxxix) costs of preparing financial statements and maintaining books and records; and (xxxx) all other expenses reasonably incurred by the Company, the Administrator or any Sub-Administrator in connection with administering the Company’s business, such as the allocable portion of overhead under the Administration Agreement, including rent (if office space is provided by the Administrator) and the Company’s allocable portion of the costs, expenses, compensation and benefits of the Company’s chief compliance officer, chief financial officer, general counsel, secretary and their respective staffs (but not including, for the avoidance of doubt, costs and expenses attributable to the Advisor’s investment professionals acting in such capacity to provide investment advisory and management services hereunder) and operations staff who provide services to the Company, and any internal audit staff, to the extent internal audit performs a role in the Company’s internal control assessment required under the Sarbanes-Oxley Act.

(b) The Company shall reimburse the Advisor for all expenses of the Company incurred by the Advisor as well as the actual cost of goods and services used for or by the Company and obtained from entities not affiliated with the Advisor. The Advisor or its affiliates may be reimbursed for the administrative services performed by it or such affiliates on behalf of the Company pursuant to any separate administration or co-administration agreement with the Advisor, the Administrator or their affiliates; provided, however, no reimbursement shall be permitted for services for which the Advisor is entitled to compensation by way of a separate fee or other payment arrangement. From time to time, the Advisor, the Administrator or their affiliates may pay third-party providers of goods or services, and the Company will reimburse the Advisor, the Administrator or such affiliates thereof for any such amounts paid on the Company’s behalf. From time to time, the Advisor or the Administrator may defer or waive fees and/or rights to be reimbursed for expenses. All of the foregoing expenses will ultimately be borne by the Company’s members.

3. Compensation of the Advisor. In addition to bearing the costs and expenses of its operations and transactions as described in Section 2 hereof, the Company agrees to pay, and the Advisor agrees to accept, as compensation for the investment advisory and management services provided by the Advisor hereunder, a base management fee (the “Base Management Fee”) as hereinafter set forth. The Company shall make any payments due hereunder to the Advisor or to the Advisor’s designee as the Advisor may otherwise direct. To the extent permitted by applicable law, the Advisor may elect, or adopt a deferred compensation plan pursuant to which it may elect to defer all or a portion of its fees hereunder for a specified period of time.

The Base Management Fee is payable quarterly in arrears at an annual rate of 0.25% of the Company’s Contributed Capital (as defined below) based on the average of the Contributed Capital as of the end of the two most recently completed calendar quarters. For purposes of this Agreement, “Contributed Capital” means the cumulative capital contributions by common unitholders, less (i) cumulative distributions categorized as returned capital and (ii) capital contributions by common unitholders solely to the extent and only for so long as such contributions are used for short-term investments or liquid investments held by the Company on an interim basis for purposes of satisfying certain quarter-end diversification requirements associated with the Company’s status as a RIC. For the avoidance of doubt, Contributed Capital does not include capital acquired through the use of leverage, and returned capital does not include distributions of the Company’s investment income (i.e., proceeds received in respect of interest payments, dividends or fees, net of expenses) or net realized capital gains to investors. The Base Management Fee for any partial quarter shall be appropriately pro-rated (based on the number of days actually elapsed at the end of such partial quarter relative to the total number of days in such month or quarter).

4. Excess Brokerage Commissions. The Advisor is hereby authorized, to the fullest extent now or hereafter permitted by law, to cause the Company to pay a member of a national securities exchange, broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another member of such exchange, broker or dealer would have charged for effecting such transaction if the Advisor determines, in good faith and taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities, that the amount of such commission is reasonable in relation to the value of the brokerage and/or research services provided by such member, broker or dealer, viewed in terms of either that particular transaction or its overall responsibilities with respect to the Company’s portfolio, and constitutes the best net result for the Company.

5. Representations and Warranties. The Adviser represents and warrants that it is duly registered and authorized as an investment adviser under the Advisers Act. The Adviser agrees that its activities will at all times be in compliance in all material respects with all applicable federal and state laws governing its operations and investments.

6. Proxy Voting. The Advisor shall be responsible for voting any proxies solicited by an issuer of securities held by the Company in the best interest of the Company and in accordance with the Advisor’s proxy voting policies and procedures, as any such proxy voting policies and procedures may be amended from time to time. The Company has been provided with a copy of the Advisor’s proxy voting policies and procedures and has been informed as to how it can obtain further information from the Advisor regarding proxy voting activities undertaken on behalf of the Company.

7. Limitations on the Employment of the Advisor. The services of the Advisor to the Company are not, and shall not be, exclusive. The Advisor may engage in any other business or render similar or different services to others including, without limitation, the direct or indirect sponsorship or management of other investment based accounts or commingled pools of capital, however structured, having investment objectives similar to those of the Company; provided that its services to the Company hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any manager, partner, officer or employee of the Advisor to engage in any other business or to devote his or her time and attention in part to any other business, whether of a similar or dissimilar nature, or to receive any fees or compensation in connection therewith (including fees for serving as a director of, or providing consulting services to, one or more of the portfolio companies of the Company, subject at all times to applicable law). So long as this Agreement or any extension, renewal or amendment hereof remains in effect, the Advisor shall be the only investment adviser for the Company, subject to the Advisor’s right to enter into sub-advisory agreements. The Advisor assumes no responsibility under this Agreement other than to render the services called for hereunder. It is understood that directors, officers, employees and members of the Company are or may become interested in the Advisor and its affiliates, as directors, officers, employees, partners, members, managers or otherwise, and that the Advisor and directors, officers, employees, partners, members, members and managers of the Advisor and its affiliates are or may become similarly interested in the Company as Members or otherwise.

Subject to any restrictions prescribed by law, by the provisions of the Code of Ethics of the Company and the Advisor and by the Advisor’s Allocation Policy, the Advisor and its members, officers, employees and agents shall be free from time to time to acquire, possess, manage and dispose of securities or other investment assets for their own accounts, for the accounts of their family members, for the account of any entity in which they have a beneficial interest or for the accounts of others for whom they may provide investment advisory, brokerage or other services (collectively, “Managed Accounts”), in transactions that may or may not correspond with transactions effected or positions held by the Company or to give advice and take action with respect to Managed Accounts that differs from advice given to, or action taken on behalf of, the Company; provided that the Advisor allocates investment opportunities to the Company, over a period of time on a fair and equitable basis compared to investment opportunities extended to other Managed Accounts. The Advisor is not, and shall not be, obligated to initiate the purchase or sale for the Company of any security that the Advisor and its members, officers, employees or agents may purchase or sell for its or their own accounts or for the account of any other client if, in the opinion of the Advisor, such transaction or investment appears unsuitable or undesirable for the Company. Moreover, it is understood that when the Advisor determines that it would be appropriate for the Company and one or more Managed Accounts to participate in the same investment opportunity, the Advisor shall seek to execute orders for the Company and for such Managed Account(s) on a basis that the Advisor considers to be fair and equitable over time. In such situations, the Advisor may (but is not required to) place orders for the Company and each Managed Account simultaneously or on an aggregated basis. If all such orders are not filled at the same price, the Advisor may cause the Company and each Managed Account to pay or receive the average of the prices at which the orders were filled for the Company and all relevant Managed Accounts on each applicable day. If all such orders cannot be fully executed under prevailing market conditions, the Advisor may allocate the investment opportunities among participating accounts in a manner that the Advisor considers equitable, taking into account, among other things, the size of each account, the size of the order placed for each account and any other factors that the Advisor deems relevant.

8. Responsibility of Dual Directors, Officers and/or Employees. If any person who is a member, manager, partner, officer or employee of the Advisor or the Administrator is or becomes a director, officer and/or employee of the Company and acts as such in any business of the Company, then such member, manager, partner, officer and/or employee of the Advisor or the Administrator shall be deemed to be acting in such capacity solely for the Company and not as a member, manager, partner, officer and/or employee of the Advisor or the Administrator or under the control or direction of the Advisor or the Administrator, even if paid by the Advisor or the Administrator.

9. Limitation of Liability of the Advisor; Indemnification.

(a) The Advisor and its members (and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor or its affiliates, including without limitation the Administrator) shall not be liable to the Company for any action taken or omitted to be taken by the Advisor in connection with the performance of any of its duties or obligations under this Agreement or otherwise as an investment adviser of the Company, except to the extent specified in Section 36(b) of the Investment Company Act concerning loss resulting from a breach of fiduciary duty (as the same is finally determined by judicial proceedings) with respect to the receipt of compensation for services, and the Company shall indemnify, defend and protect the Advisor and its members (and their respective officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with the Advisor, including without limitation the Administrator, each of whom shall be deemed a third-party beneficiary hereof) (collectively, the “Indemnified Parties”) and hold them harmless from and against all damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) incurred by the Indemnified Parties in or by reason of any pending, threatened or completed action, suit, investigation or other proceeding (including an action or suit by or in the right of the Company or its security holders) arising out of or otherwise based upon the performance of any of the Advisor’s duties or obligations under this Agreement or otherwise as an investment adviser of the Company. An Indemnified Party may consult with counsel and accountants in respect of the Company’s affairs and shall be fully protected and justified in any action or inaction that is taken in accordance with the advice or opinion of such counsel and accountants; provided that such counsel or accountants were selected with reasonable care and such protection is permitted by applicable law, including the Investment Company Act. Notwithstanding the foregoing provisions of this Section 9 to the contrary, nothing contained herein shall protect or be deemed to protect the Indemnified Parties against or entitle or be deemed to entitle the Indemnified Parties to indemnification in respect of, any liability to the Company or its security holders to which the Indemnified Parties would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of the Advisor’s duties or by reason of the reckless disregard of the Advisor’s duties and obligations under this Agreement (as the same shall be determined in accordance with the Investment Company Act and any interpretations or guidance by the SEC or its staff thereunder).

(b) Notwithstanding Section 9(a) to the contrary, the Company shall not provide for indemnification of an Indemnified Party pursuant to this Agreement for any liability or loss suffered by an Indemnified Party in violation of “Section 10.2 Indemnification” and “Section 10.2(e) Right to Advancement of Expenses” of the LLC Agreement.

10. Effectiveness; Duration and Termination of Agreement.

(a) This Agreement shall become effective as of the Effective Date and remain in effect for two years, and thereafter shall continue automatically for successive annual periods, provided that such continuance is specifically approved at least annually by (a) the vote of the Board of Directors, or by the vote of members holding a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Company’s Directors who are not parties to this Agreement or “interested persons” (as such term is defined in Section 2(a)(19) of the Investment Company Act) of any such party, in accordance with the requirements of the Investment Company Act. This Agreement may be terminated at any time, without the payment of any penalty, upon 60 days’ written notice, by the vote of members holding a majority of the outstanding voting securities of the Company, or by the vote of the Company’s Directors or by the Advisor on 120 days’ written notice. This Agreement shall automatically terminate in the event of its “assignment” (as such term is defined for purposes of Section 15(a)(4) of the Investment Company Act). Except with the consent of the Advisor, upon termination of this Agreement, the Company shall immediately delete the term “Crescent” from its name and not incorporate Crescent as part of any subsequent name. The provisions of Section 9 of this Agreement shall remain in full force and effect, and the Advisor shall remain entitled to the benefits thereof, notwithstanding any termination of this Agreement. Further, notwithstanding the termination or expiration of this Agreement as aforesaid, the Advisor shall be entitled to any amounts owed under Section 2 and Section 3 of this Agreement through the date of termination or expiration and Section 9 shall continue in full force and effect and apply to the Advisor and its representatives as and to the extent applicable.

(b) After the termination of this Agreement, the Adviser shall not be entitled to compensation for further services provided hereunder, except that it shall be entitled to receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements and all earned but unpaid fees payable to the Adviser prior to termination of this Agreement, including any deferred fees. The Adviser shall promptly upon termination:

(i) Deliver to the Board of Directors a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board of Directors;

(ii) Deliver to the Board of Directors all assets and documents of the Company then in custody of the Adviser; and

(iii) Cooperate with the Company to provide an orderly management transition.

(c) Without the approval of holders of a majority of the Common Units entitled to vote on the matter, or such other approval as may be required under the mandatory provisions of any applicable laws or regulations, or other provisions of the LLC Agreement, the Adviser shall not: (i) modify this Agreement except for amendments that do not adversely affect the rights of the Members; (ii) appoint a new Adviser (other than a Sub-Adviser pursuant to the terms of this Agreement and applicable law); (iii) sell all or substantially all of the Company’s assets other than in the ordinary course of the Company’s business or as otherwise permitted by law; or (iv) except as otherwise permitted herein, voluntarily withdraw as the Adviser unless such withdrawal would not affect the tax status of the Company and would not materially adversely affect the members of the Company.

11. No Third-Party Beneficiaries. This Agreement is made for the benefit of and shall be enforceable by, each of the parties hereto and nothing in this Agreement shall confer any rights upon, nor shall this Agreement be construed to create any rights in, any person that is not a party (except as herein otherwise specifically provided) to this Agreement.

12. Notices. Any notice under this Agreement shall be given in writing, addressed and delivered or mailed, postage prepaid, to the other party at its principal office, or alternatively shall be given by email to the chief legal officer or chief compliance officer of the respective party.

13. Amendments. This Agreement may be amended or modified by mutual written consent, but the consent of the Company must be obtained in conformity with the requirements of the Investment Company Act.

14. Entire Agreement; Governing Law. This Agreement contains the entire agreement of the parties and supersede all prior agreements, understandings and arrangements with respect to the subject matter of this Agreement. This Agreement shall be construed in accordance with the laws of the State of Delaware and the applicable provisions of the Investment Company Act. To the extent the applicable laws of the State of Delaware, or any of the provisions herein, conflict with the provisions of the Investment Company Act, the latter shall control.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed on the date above written.

CCS IX PORTFOLIO HOLDINGS, LLC

By:	/s/ George P. Hawley
Name: George P. Hawley
Title: General Counsel

CRESCENT CAPITAL GROUP LP

By:	/s/ Joseph T. Viola
Name: Joseph T. Viola
Title: Chief Operating Officer

[Signature Page to Investment Advisory and Management Agreement]